Exhibit 99(a)

FOR IMMEDIATE RELEASE

For more information, please contact:

Barry A. Rothman
Eline Entertainment Group, Inc.
561-483-7743

             Eline Entertainment Group's Industrial Holding Division
                 Reports Increased Orders From Its Customer Base
          IFR Benefitting from Economic Growth in Manufacturing Sector

Knoxville, Tennessee -- December 10, 2003 -- Eline Entertainment Group, Inc. (OTCBB: EEGR) announced today that its Industrial Fabrication and Repair, Inc.
(IFR) subsidiary is reporting increased order activity from its existing customer base. This upswing in both core and special order business for IFR follows the positive trend for manufacturing businesses in the U.S. According to the report issued by the Institute for Supply Management(TM) Manufacturing Business Survey Committee, economic activity in the manufacturing sector grew in October 2003 for the 24th consecutive month, with several of the industries in which IFR's customers operate seeing the strongest growth.

IFR reports that it is beginning to receive purchase orders on jobs quoted six to 12 months ago as pending projects are being released by the purchasing managers at some of IFR's regular customers. Several of IFR's larger accounts have indicated that their internal project "slowdowns, " instituted a year or more ago in response to the sluggish U.S. economy, should revert to normal operations by the second quarter of 2004. In addition, IFR has received purchase orders totaling approximately $400,000 to date from its customer base in several industries, including steel mills, rock quarries and public utilities, for special projects outside the normal course of their operations. IFR expects these projects to be completed during the second quarter of fiscal 2004. IFR is also the exclusive manufacturer for the provider of an ongoing project involving customized target and shooting bays for use in the Federal prison system.

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IFR's business is component sales, machining, specialty design and fabrication for conveyor systems used in the movement of raw materials, finished goods and supplies in its customers' manufacturing processes. Its customers are engaged in various industries in the manufacturing sector, including paper, steel mills, rock quarry operations, coal mining applications and bottling facilities located in the South Eastern United States. Its customers include Coca-Cola, Pepsico, Tennessee Valley Authority, Kimberly-Clarke Corp., American Limestone, Gerdau-AmeriSteel, Vulcan Materials Co., Harrison Construction, Blue Diamond Coal, Carlex Glass, HBD Industries and Hartco Flooring.

Eline Entertainment Group, Inc. is seeking to acquire undervalued opportunities in traditional industries. Eline currently has two divisions, Industrial Holding Group and 24/7 MRI. Its Industrial Holding Group division owns IFR, an established company with over 20 years of experience in providing specialty design and fabrication services to national and international companies. Eline's 24/7 MRI division is a high-tech radiology provider specializing in MRI. 24/7 MRI's mission is to create a completely state-of-the-art radiology service combining digital technology, with high-speed Internet, and leading edge mobile MRI. 24/7 MRI is developing multiple locations and will service them with the state-of-the-art mobile MRI systems. 24/7 MRI is currently deploying its proprietary "Blitzkrieg MRI" operating strategy in Martin, St. Lucie, and Indian River Counties, Florida which includes Port St. Lucie, Florida currently the fastest growth population center in the United States. 24/7 MRI opened its beta site, a store-front diagnostic imaging center in Palm Beach, Florida, in August 2003. 24/7 is expanding its operations to Port St. Lucie, Florida with a planned opening of a diagnostic imaging center in February, 2004. This "cookie cutter" template will be rapidly deployed with an anticipated growth to four additional locations within the first half of 2004.

This press release contains forward-looking statements, some of which may relate to Eline Entertainment Group, Inc., and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Eline Entertainment Group, Inc.'s filings with the Securities and Exchange Commission.

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